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Exhibit 4.6

        UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 25, 2005.

        THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RULES AND POLICIES OF THE TSX VENTURE EXCHANGE. WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JUNE 25, 2005.

        THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON THE EXPIRY DATE (AS SUCH TERM IS DEFINED HEREIN), AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

        THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT; OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION.

WARRANT
to acquire common shares of

STORM CAT ENERGY CORPORATION
(incorporated under the laws of the Province of British Columbia)

Warrant Certificate No. TWB134	Certificate for 1,000 Warrants, each entitling the holder to acquire one Share of Storm Cat Energy Corporation

        THIS IS TO CERTIFY THAT, for value received,                                                   (the "Holder") is the registered Holder of the number of common share purchase warrants (the "Warrants") of the Corporation specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture hereinafter referred to, to purchase at any time before 5:00 p.m. (Vancouver time) on February 24, 2007 (the "Expiry Date"), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a "Share") for each Warrant by surrendering to Pacific Corporate Trust Company (the "Warrant Agent") at its principal transfer office in Vancouver with this certificate an exercise form in the form attached hereto duly completed and executed, accompanied by a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation or to the Warrant Agent at par in the city where this Warrant Certificate is so surrendered in an amount equal to the purchase price of the Shares so subscribed for.

        Surrender of this Warrant Certificate, the duly completed exercise form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal transfer office in Vancouver.

        Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Share upon the exercise of Warrants shall be Cdn.$5.20 per Share.

        Certificates for the Shares subscribed for will be mailed to the persons specified in the exercise form at their respective addresses specified therein or, if so specified in the exercise form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Shares not so purchased. No fractional Shares will be issued upon exercise of any Warrant.

        This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") dated as of February 24, 2005 between the Corporation and the Warrant Agent to which Warrant Indenture reference is hereby made for particulars of the rights of the Holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the Holder by acceptance hereof assents. The Corporation will furnish to the Holder, on request and without charge, a copy of the Warrant Indenture. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

        On presentation at the principal transfer office of the Warrant Agent in Vancouver as specified below, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the Holder thereof to purchase in the aggregate an equal number of Shares as are purchasable under the Warrant Certificate or Certificates so exchanged.

        The Warrant Indenture contains provisions for the adjustment of the price payable for each Share upon the exercise of Warrants and the number of Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

        The Warrant Indenture also contains provisions making binding on all Holders of Warrants outstanding thereunder resolutions passed at meetings of Holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Holders of Warrants entitled to purchase a specific majority of the Shares that can be purchased pursuant to such Warrants. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

        Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the Holder hereof any right or interest whatsoever as a Holder of Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

        Warrants are issuable only as fully registered Warrants. Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by and at the principal offices of the Warrant Agent in Vancouver, and by the Warrant Agent or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other

2

registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar.

        THE COMMON SHARES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY APPLICABLE STATES SECURITIES LAWS. THIS SECURITY MAY NOT BE EXERCISED WITHIN THE UNITED STATES OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS MADE AVAILABLE.

        Time is of the essence hereof.

        This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

        The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu'elles ont exigé que la présente convention, de même que tous les documents s'y rapportant, soient rédigés en anglais.

        IN WITNESS WHEREOF Storm Cat Energy Corporation has caused this Warrant Certificate to be duly executed as of this            day of                         , 2005.

STORM CAT ENERGY CORPORATION
		By:	Authorized Signatory
Countersigned and Registered by:
PACIFIC CORPORATE TRUST COMPANY
By:	Authorized Signatory

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APPENDIX "A"

EXERCISE FORM

TO:
Storm Cat Energy Corporation
c/o Pacific Corporate Trust Company
625 Howe Street, 10th Floor,
Vancouver, British Columbia
V6C 3B8

Attention: Stock Transfer Department

        The undersigned holder of the within Warrants hereby exercises                        of the Warrants represented hereby and the right provided for in such exercised Warrants to receive the common shares of Storm Cat Energy Corporation issuable pursuant to such Warrants.

        The undersigned represents and warrants that it: [check one only]

☐	A.	is not in the United States or a U.S. Person as defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the Exercised Warrants for the account or benefit of a U.S. Person or a person in the United States;
☐	B.
is an original subscriber of the Warrants who was in the United States or was a US Person at the time of the original subscription for Warrants and each of the representations and warranties made by the Subscriber in its subscription agreement are true and correct on the date hereof; or
☐	C.
the undersigned is delivering a written opinion of U.S. Counsel to the effect that the Warrants and the Common Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act or are exempt from registration thereunder.

        The undersigned holder understands that unless Box A. above is checked, the certificate representing the Company's Common Shares is issued upon exercise of this Warrant will bear a legend restricting the transfer without registration under the U.S. Securities Act and applicable state securities laws substantially the form set forth in Section 4.8 of the Warrant Indenture.

        The undersigned hereby irrevocably directs that the said common shares be issued and delivered as follows:

Name(s) in Full	Address(es) (include Postal/Zip Code)	Numbers(s) of common shares

(Please print in full the name in which certificates are to be issued. If any of the securities are to be issued to a person or persons other than the Warrantholder, the Transfer of Warrants form must be completed and the Warrantholder must pay to the Warrant Agent all eligible transfer taxes or other government charges.)

DATED this              day of                         ,             .

Witness or Signature Guarantee*	Signature of Registered Holder
Name of Registered Holder
Address of Registered Holder
*
If the underlying securities are to be issued to a person other than the registered holder then the signature must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.

☐
Please check box if these certificates are to be delivered to the office where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.

APPENDIX "B"

TRANSFER OF WARRANTS

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name)	(the "transferee")

(address)

            of the Warrants registered in the name of the undersigned represented by the within certificate.

The undersigned hereby certifies that the Warrants are being sold, assigned or transferred in accordance with all applicable securities laws.

DATED the            day of                        ,                         .

Signature of Warrantholder Guaranteed by:	(Signature of Warrantholder)
* Authorized Signature Number

NOTE: The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.

Transferee Acknowledgement

        The following is to be completed by the transferee if a Warrant Certificate is tendered for transfer and bears a restrictive legend in substantially the form set forth in Subsection 2.3(d) of the Warrant Indenture in connection with this transfer: (check one):

☐	A.	The undersigned transferee hereby certifies that (i) it was not offered the Warrants while in the United States, it is not a U.S. person (as defined in Regulation S of the United States Securities Act of 1933, as amended (the "US Securities Act"), and did not execute this certificate while within the United States, (ii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of a U.S. person or any person within the United States, and (iii) it has in all other respects complied with the terms of Regulation S of the US Securities Act, or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.
☐	B.
The undersigned transferee is delivering a written opinion of U.S. Counsel to the effect that this transfer of Warrants and the issuance of Common Shares to be delivered upon exercise thereof have been registered under the US Securities Act or are exempt from registration thereunder.

        The transferee understands that unless Box A. above is checked, the certificate representing the Warrant issued in connection with the transfer will bear a legend respecting United States securities laws.

DATED this              day of                         ,             .

ACKNOWLEDGEMENT

(Signature of Transferee)
Print full Name

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  Exhibit 4.6